Exhibit 99.2

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

Harsco Enters into Definitive Agreement to Acquire
Clean Earth, Accelerating its Transformation to a
Global Market leader of Environmental Solutions

•	Upon Completion of Strategic Transactions, Environmental Solutions and Services to Represent Nearly 80% of Harsco’s Total Revenue

•	Clean Earth Business Adds Recurring Revenue Streams, Strong Growth Potential and Access to Markets with High Regulatory Barriers to Entry

•	Harsco to Host Conference Call at 8:30 a.m. ET to Discuss Transaction and Earnings

CAMP HILL, PA - May 9, 2019 - Harsco Corporation (NYSE: HSC) today announced that it has entered into a definitive agreement to acquire Clean Earth, Inc. (“Clean Earth”), a leader in processing and beneficially re-using specialty waste, from Compass Group Diversified Holdings LLC and certain other minority stockholders for $625 million in cash, subject to post-closing adjustments.

In a separate press release also issued today, Harsco announced that it has entered into a definitive agreement to sell its Air-X-Changers business and its intent to divest the remaining two businesses in its Industrial segment, IKG and Patterson-Kelley. These strategic transactions accelerate the transformation of Harsco’s portfolio into a leading provider of environmental solutions to the industries it serves and align with the Company’s strategy to decrease the complexity of its portfolio, focus on less cyclical markets and pursue higher margin businesses.

Headquartered in Hatboro, PA, Clean Earth is one of the largest specialty waste processing companies in the U.S., providing processing and beneficial reuse solutions for hazardous wastes, contaminated materials, and dredged volumes. Clean Earth analyzes, treats, documents and recycles waste streams generated across many diverse end-markets in the infrastructure, industrial, commercial, and institutional sectors. Clean Earth is a leader in the hazardous waste market, and is the largest operator in the contaminated materials and dredged material management market, operating 27 permitted facilities in the U.S. The company currently maintains a portfolio of more than 200 scarce and difficult-to-replicate permits with a 100% permit renewal success rate, to date. In 2019, Clean Earth is expected to generate approximately $300 million of revenue and approximately $65 million of adjusted EBITDA.

With the addition of Clean Earth, Harsco gains entry into adjacent, high-margin environmental services markets with significant regulatory barriers to entry. In addition, Clean Earth will expand Harsco’s portfolio with an innovative and diverse range of customized environmental services and solutions. Relying on its global operating platform, Harsco also intends to grow within the industrial waste sector outside of the U.S. over time.

“Harsco has been strategically transforming its portfolio with a goal towards value creation. The highly strategic and complementary acquisition of Clean Earth, the addition of ALTEK Group in May 2018, and the exit of certain businesses, together bring us closer to realizing our vision of becoming a global market leader and provider of environmental solutions to a variety of industries,” said Chairman and CEO Nick Grasberger. “This acquisition is expected to create significant strategic and financial benefits for our shareholders and customers, including higher margin and recurring revenues, cost savings and potential cross-selling opportunities beyond what either company could achieve on its own. Clean Earth brings a proven management team and talented employees with a strong track-record of growth and environmental and safety performance.”

Strategic and Financial Benefits of Transaction

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Advances Harsco’s Environmental Strategy: As a result of the acquisition, Harsco will gain immediate scale and a breadth of capabilities in the contaminated materials, hazardous waste, and dredge material markets that are complementary to its Metals & Minerals (“M&M”) segment’s environmental solutions and services offerings. Clean Earth and Harsco’s M&M segment share a fundamental business philosophy rooted in the beneficial reuse of waste volumes generated by industrial customers. Clean Earth’s markets have significant regulatory barriers to entry with high demand for service capabilities driven by ongoing waste generation and regulatory requirements. Clean Earth’s extensive operating permits and permitted facility footprint will accelerate Harsco’s expansion into environmental services. Upon completion of the strategic transactions, including the divestiture of Air-X-Changers, environmental solutions and services will comprise nearly 80% of Harsco’s total revenue.

•
Establishes a New Growth Platform: The addition of Clean Earth significantly increases the overall addressable market opportunity for the combined company. Clean Earth operates in an expanding market driven by tightening environmental regulation at federal, state and local levels; increased public infrastructure spending; growing remediation activity, both government and private; and the increasing pricing of competing disposal alternatives. Industry consolidation also presents a unique growth opportunity with Clean Earth’s current markets. Together with Clean Earth, Harsco will have enhanced resources and expertise to capture an increasing share of the specialty waste processing and treatment market. Furthermore, Clean Earth maintains relationships with a widely diversified base of industrial customers across a variety of sector and industry segments. The combined company’s expanded customer base will create potential long-term cross-selling opportunities with its M&M segment.

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Compelling Long-term Financial Benefits: The acquisition of Clean Earth will be margin enhancing and free cash flow accretive immediately. The transaction is expected to be accretive to earnings in 2020, the first full-year of ownership. Clean Earth has a capital light and high-margin business model with strong underlying growth driven by fundamental factors. Additionally, given the complementary nature of the companies, the combined company is targeting synergies of $10 million by 2020. Considering the impact of both strategic transactions, Harsco also expects to maintain a strong balance sheet and financial flexibility to support innovation and growth initiatives. The Company’s leverage ratio is expected to be below 2-times at year-end following the completion of these two transactions. Lastly, Harsco expects the impact of both transactions to be accretive to the Company’s long-term financial targets.

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Seamless Integration: Harsco and Clean Earth are a strong cultural fit, with shared values and a focus on creating exceptional value for employees, customers and shareholders. Additionally, the Harsco management team has a proven track record of successfully integrating acquisitions and anticipate a seamless integration process for Clean Earth.

Organization and Leadership

Following the close of the transaction, Clean Earth will operate as a standalone business segment of Harsco and will be led by its current President and Chief Executive Officer, Chris Dods.

Harsco plans to maintain Clean Earth’s headquarters in Hatboro, PA.

Financing, Approvals and Timing to Close

The acquisition will be an all cash transaction. Harsco expects to finance the acquisition with a combination of borrowings under its revolving credit facility and new debt financing. Harsco has obtained committed debt financing, subject to customary conditions, for this transaction from Goldman Sachs Bank USA and Citigroup Global Markets Inc. Harsco intends to file a Current Report on Form 8-K with the Securities and Exchange Commission, which will have further details concerning the transaction.

The transaction is expected to close in the next few months, subject to customary closing conditions, including regulatory approval.

Harsco Rail

Harsco’s Rail segment will not be impacted by the strategic transactions announced today. The Company believes it remains an attractive business to scale over the next several years, with new product introductions and geographic expansion. Given these prospects, Harsco believes its Rail segment is well-positioned for growth beyond its previous peak levels.

First Quarter 2019 Earnings

The Company today also announced first quarter 2019 results and its full year 2019 outlook.

The press releases announcing its first quarter 2019 results and the Company’s announcement that it has entered into a definitive agreement to sell its Air-X-Changers business are available in the “Investor Relations” section of harsco.com.

Advisors

BMO Capital Markets is serving as financial advisor to Harsco and Simpson Thacher & Bartlett LLP is serving as legal counsel.

Conference Call and Webcast

In light of today’s news, Harsco will host its previously scheduled earnings call at 8:30 A.M. ET to discuss this morning’s strategic announcements and earnings.

Dial-in (US): (800) 611-4920

Dial-in (International): (973) 200-3957

Conference ID: 60531312
Listen-Only Mode and Archived Webcast: www.harsco.com

Replay of the earnings call will be available at www.harsco.com and by telephone through May 23, 2019 by dialing (855) 859-2056, (404) 537-3406 or (800) 585-8367.

About Harsco Corporation

Harsco Corporation is a diversified industrial company providing a range of onsite services and engineered products to the global steel, aluminum, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

FORWARD LOOKING STATEMENTS

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions, including the acquisition of Clean Earth, Inc.; (13) risks associated with the acquisition of Clean Earth, Inc. and the sale of Air-X-Changers generally, such as the inability to obtain, or delays in obtaining, approvals; (14) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements entered into for the acquisition of Clean Earth, Inc. and the sale of Air-X-Changers; (15) potential severe volatility in the capital markets and the impact on the cost of the Company to obtain debt financing as may be necessary to consummate the acquisition of Clean Earth, Inc.; (16) failure to retain key management and employees of Clean Earth, Inc. and its subsidiaries; (17) the amount and timing of repurchases of the Company's common stock, if any; (18) the outcome of any disputes with customers, contractors and subcontractors; (19) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; and (22) other risk factors listed from time to time in the Company's SEC reports.  A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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